                                                                   EXHIBIT 10.31


                         CREDIT AND GUARANTY AGREEMENT

                            dated as of June 3, 1999

                                     among

                        CONVERGENT COMMUNICATIONS, INC.,

                   CONVERGENT COMMUNICATIONS SERVICES, INC.,

                        CONVERGENT CAPITAL CORPORATION,

                                VARIOUS LENDERS,

                                      and

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                            as Administrative Agent


            ________________________________________________________

                   $10,000,000 SENIOR SECURED CREDIT FACILITY
            ________________________________________________________

                               TABLE OF CONTENTS
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SECTION 1.  DEFINITIONS AND INTERPRETATION......................................1
      1.1.  Definitions.........................................................1
      1.2.  Accounting Terms...................................................24
      1.3.  Interpretation, etc................................................24

SECTION 2.  LOANS..............................................................24
      2.1.  Loans..............................................................24
      2.2.  Pro Rata Shares; Availability of Funds.............................25
      2.3.  Use of Proceeds....................................................26
      2.4.  Evidence of Debt; Register; Lenders' Books and Records; Notes......26
      2.5.  Interest Payments..................................................27
2.6.  Default Interest.........................................................27
      2.7.  Commitment Fees....................................................28
      2.8.  Other Fees.........................................................28
      2.9.  Voluntary Prepayments/Reductions...................................28
      2.10. Mandatory Prepayments/Reductions...................................29
2.11. General Provisions Regarding Payments....................................30
      2.12. Ratable Sharing....................................................31
2.13. Making or Maintaining Eurodollar Rate Loans..............................31
2.14. Increased Costs; Capital Adequacy........................................32
      2.15. Taxes; Withholding, Etc............................................33
      2.16. Obligation to Mitigate.............................................35
      2.17. Joint and Several Liability........................................35

SECTION 3.  CONDITIONS PRECEDENT...............................................37
      3.1.  Closing Date.......................................................37
      3.2.  Conditions to Each Credit Extension................................39

SECTION 4.  REPRESENTATIONS AND WARRANTIES.....................................40
      4.1.  Organization; Powers; Qualification................................40
      4.2.  Authorization of Credit Documents; No Conflict.....................40
      4.3.  Governmental Consents..............................................41
      4.4.  Binding Obligation.................................................41
      4.5.  Historical Financial Statements; Projections.......................41
      4.6.  No Material Adverse Change; No Restricted Junior Payments..........42
      4.7.  Adverse Proceedings, Etc...........................................42
      4.8.  Payment of Taxes...................................................42
      4.9.  Title to Properties................................................42
      4.10. Collateral.........................................................42
      4.11. Environmental......................................................43
      4.12. No Defaults........................................................44

                                      (i)

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     4.13.  Governmental Regulation.............................................44
     4.14.  Margin Stock........................................................44
     4.15.  Employee Matters....................................................44
     4.16.  Employee Benefit Plans..............................................44
     4.17.  Certain Fees........................................................45
     4.18.  Solvency............................................................45
     4.19.  Related Agreements..................................................45
     4.20.  Year 2000 Issues....................................................45
     4.21.  Disclosure..........................................................45

SECTION 5.  AFFIRMATIVE COVENANTS...............................................46
     5.1.   Financial Statements and Other Reports..............................46
     5.2.   Existence...........................................................48
     5.3.   Payment of Taxes and Claims.........................................49
     5.4.   Maintenance of Properties...........................................49
     5.5.   Insurance...........................................................49
     5.6.   Inspections; Audits of Inventory and Accounts; Lenders Meetings.....50
     5.7.   Compliance with Laws................................................50
     5.8.   Subsidiaries........................................................50
     5.9.   Year 2000 Issues....................................................50
     5.10.  Cash Management Arrangements........................................51

SECTION 6.  NEGATIVE COVENANTS..................................................51
     6.1.  Indebtedness.........................................................51
     6.2.  Liens................................................................53
     6.3.  Equitable Lien; No Further Negative Pledges..........................55
     6.4.  Restricted Payments; Restrictions on Subsidiary Distributions........55
     6.5.  Investments..........................................................57
     6.6.  Financial Covenants..................................................58
     6.7.  Fundamental Changes; Disposition of Assets; Acquisitions.............60
     6.8.  Disposal of Subsidiary Interests.....................................61
     6.9.  Transactions with Shareholders and Affiliates........................61
     6.10. Conduct of Business..................................................61
     6.11. Amendments or Waivers of Related Agreements..........................62
     6.12. Fiscal Year..........................................................62

SECTION 7. GUARANTY.............................................................62
     7.1.  Guaranty of the Obligations..........................................62
     7.2.  Contribution by Guarantors...........................................62
     7.3.  Payment by Guarantors................................................63
     7.4.  Liability of Guarantors Absolute.....................................63
     7.5.  Waivers by Guarantors................................................65
     7.6.  Guarantors' Rights of Subrogation, Contribution, Etc.................66
     7.7.  Subordination of Other Obligations...................................66
     7.8.  Continuing Guaranty..................................................67

                                      (ii)

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
     7.9.  Authority of Guarantors or either Borrower...........................67
     7.10.  Financial Condition of either Borrower..............................67
     7.11.  Bankruptcy, Etc.....................................................67
     7.12.  Notice of Events....................................................68
     7.13.  Discharge of Guaranty Upon Sale of Guarantor........................68

SECTION 8.  EVENTS OF DEFAULT...................................................68
      8.1.  Events of Default...................................................68

SECTION 9.  ADMINISTRATIVE AGENTS...............................................71
      9.1.  Appointment of Administrative Agent.................................71
      9.2.  Powers and Duties...................................................71
      9.3.  General Immunity....................................................72
      9.4.  Administrative Agent Entitled to Act as Lender......................72
      9.5.  Lenders' Representations and Warranties.............................73
      9.6.  Right to Indemnity..................................................73
      9.7.  Successor Administrative Agent......................................74
      9.8.  Collateral Documents and Guaranties.................................74

SECTION 10.  MISCELLANEOUS......................................................75
      10.1.  Notices............................................................75
      10.2.  Expenses...........................................................76
      10.3.  Indemnity..........................................................76
      10.4.  Set-Off............................................................77
      10.5.  Amendments and Waivers.............................................77
      10.6.  Successors and Assigns; Participations.............................79
      10.7.  Independence of Covenants..........................................81
      10.8.  Survival of Representations, Warranties and Agreements.............81
      10.9.  No Waiver; Remedies Cumulative.....................................81
      10.10.  Marshalling; Payments Set Aide....................................82
      10.11.  Severability......................................................82
      10.12.  Obligations Several; Independent Nature of Lenders' Rights........82
      10.13.  Headings..........................................................82
      10.14.  APPLICABLE LAW....................................................82
      10.15.  CONSENT TO JURISDICTION...........................................83
      10.16.  WAIVER OF JURY TRIAL..............................................83
      10.17.  Confidentiality...................................................84
      10.18.  Usury Savings Clause..............................................84
      10.19.  Counterparts; Effectiveness.......................................85

APPENDICES:  A       Loan Commitments
             B       Notice Addresses

SCHEDULES:   4.1     Organization, Etc.

                                     (iii)

               6.1  Certain Indebtedness
               6.2  Certain Liens
               6.3  Equitable Lien; No Further Negative Pledges
               6.4  Restricted Payments
               6.5  Certain Investments
               6.9  Certain Affiliate Transactions

EXHIBITS:      A    Funding Notice
               B    Note
               C    Compliance Certificate
               D    Opinions of Counsel
               E    Assignment Agreement
               F    Certificate Re Non-Bank Status
               G    Closing Date Certificate
               H    Counterpart Agreement
               I    Pledge and Security Agreement


                                      (iv)

                         CREDIT AND GUARANTY AGREEMENT

     This CREDIT AND GUARANTY AGREEMENT, dated as of June 3, 1999, is entered into by and among CONVERGENT COMMUNICATIONS, INC., a Colorado corporation ("Holdings"), CONVERGENT COMMUNICATIONS SERVICES, INC., a Colorado corporation ("CCSI" or a "Borrower"), CONVERGENT CAPITAL CORPORATION, a Colorado corporation ("C/3/"or a "Borrower"; and together with CCSI, "Borrowers"), the Lenders party hereto from time to time, and GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Administrative Agent (together with its permitted successors, in such capacity,"Administrative Agent").


                                   RECITALS:

     WHEREAS, Lenders have agreed to extend certain Loans to Borrowers, as joint and several obligors, in an aggregate principal amount not exceeding $10,000,000, the proceeds of which will be used for working capital and other general corporate purposes of Borrowers;

     WHEREAS, Borrowers have agreed to secure their obligations hereunder by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on certain of their respective personal property; and

     WHEREAS, Guarantors have agreed to guarantee the obligations of Borrowers hereunder and to secure their respective obligations hereunder by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on certain of their respective personal property.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Guarantors, Lenders and Administrative Agent agree as follows:


SECTION 1.  DEFINITIONS AND INTERPRETATION

     1.1. Definitions. The following terms used herein, including the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

     "Accounts" means all of each Borrower's accounts receivable, whether now or hereafter existing, arising in the ordinary course of business from sales or leases of goods or the rendition of services made by such Borrower.

     "Acknowledgment of Pledge" as defined in the Pledge and Security Agreement.

     "Acquired Indebtedness" means Indebtedness assumed by Holdings or any of its Subsidiaries in connection with a Permitted Acquisition or with respect to which a Person acquired pursuant to a Permitted Acquisition is obligated immediately prior to the consummation of such

Permitted Acquisition; provided, such Indebtedness was not incurred in
                       --------
connection with or in contemplation of such Permitted Acquisition and such Indebtedness, if secured, is only secured by Liens encumbering the assets acquired (or the assets of such Persons acquired) by Holdings and its Subsidiaries in connection with such Permitted Acquisition.

     "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Loan that bears interest based upon the Adjusted Eurodollar Rate, the rate per annum obtained by dividing (i) (a) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) amount equal to (a) one minus (b)
                                                                       -----
the Applicable Reserve Requirement.

     "Administrative Agent" as defined in the preamble hereto.

     "Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Authorized Officer of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

     "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Aggregate Amounts Due" as defined in Section 2.12.

     "Aggregate Payments" as defined in Section 7.2.

     "Agreement" means this Credit and Guaranty Agreement dated as of June 3, 1999, as it may be amended, supplemented or otherwise modified from time to time.

     "Applicable Reserve Requirement" means, at any time any Loan bears interest based upon the Adjusted Eurodollar Rate, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained with respect thereto by a member of the Federal Reserve System against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Loans that bear interest based upon the Adjusted Eurodollar Rate. A Loan that bears interest based upon the Adjusted Eurodollar Rate shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Loans that bear interest based upon the Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

     "Asset Sale" means a sale, lease or sub-lease (as lessor or sublessor), transference or disposition to any Person other than a Borrower or its Subsidiary, in one transaction or a series of transactions, of all or any part of Holdings' or any of its Subsidiaries' businesses, properties or assets, whether now owned or hereafter acquired, other than (i) inventory sold or leased or leased receivables discounted in the ordinary course of business, (ii) disposals of obsolete, worn out or surplus property, (iii) licenses and development arrangements pertaining to Intellectual Property entered into in the ordinary course of its business and (iii) sales of assets not in excess of $1,000,000 in the aggregate with respect to any transaction or series of transactions.

     "Assignment Agreement" means an Assignment Agreement in the form of Exhibit E (with such amendments or modifications as may be approved by Administrative Agent).

     "Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), president or vice president (or the equivalent thereof), chief financial officer, treasurer or general counsel or equivalent legal officer.

     "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

     "Beneficiary" means Administrative Agent, each Lender and each Lender Counterparty.

     "Borrower" as defined in the preamble hereto.

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or Colorado or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate, that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "Capitalization" shall mean, as of any date of determination, funded equity and warrant contributions and all funded Indebtedness determined on a consolidated basis for Holdings and its Subsidiaries in accordance with GAAP (provided that such amount shall total $160,000,000 at all times with respect to the Senior Notes, less the amount of restricted Cash held in collateral accounts for the benefit of creditors (other than the Administrative Agent and Lenders) to secure payments of principal or interest on Indebtedness).

     "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "Cash" means money, currency or a credit balance in any demand or deposit account.

     "Cash Equivalents" means (i) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United
                         --------
States is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $500.0 million and whose senior unsecured debt is rated at least "A-l" by S&P or "P-l" by Moody's; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States or any State thereof and rated at least "A-l" by S&P or "P-l" by Moody's;
(iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States Government maturing within 365 days from the date of acquisition and (v) money market funds which invest substantially all of their assets in securities described in the preceding clauses (i) through (iv).

     "CCSI" as defined in the preamble hereto.

     "Certificate re Non-Bank Status" means a certificate in the form of Exhibit F.

     "Change of Control" means the occurrence of any of the following events:
(a) Permitted Holders, collectively, shall cease to own and control at least 10% of the voting stock of Holdings or (b) any "Change of Control" as defined in the Senior Notes shall occur or any change of control or similar event shall occur under any other Material Contract of Holdings or either Borrower which gives rise to any payment obligation or obligation to repurchase Indebtedness thereunder in either case in an individual amount of $1,000,000 or $2,000,000 in the aggregate.

     "Closing Date" means the date on which the conditions set forth in Section
3.1 are satisfied.

     "Closing Date Certificate" means a certificate in the form of Exhibit G.

     "Collateral" means, collectively, the personal property (including capital stock and other equity Securities) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

     "Collateral Documents" means the Pledge and Security Agreement and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any property of that Credit Party as security for the Obligations.

     "Collateral Warranties" means the representations and warranties made with respect to the Collateral pursuant to Section 4.10 of this Agreement and Sections 5 and 8.6 of the Pledge and Security Agreement.

     "Comdisco Agreement" means the Program Agreement dated November 19, 1997 by and among Comdisco, Inc., each Borrower and Holdings, as such agreement may be amended from time to time to the extent permitted pursuant to Section 6.11.

     "Compliance Certificate" means a certificate in the form of Exhibit C.

     "Consolidated Adjusted EBITDA" means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal (i) to the sum of the amounts for such period, without duplication, of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, and (f) other non-cash items reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), minus (ii) other non-cash items increasing Consolidated Net Income (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash items in any prior period).

     "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries but excluding (i) Permitted Acquisitions (ii) the amount of other such expenditures financed with Indebtedness incurred pursuant to Section 6.1(i) and (iii) amounts constituting Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds that are reinvested in the business of Holdings and its Subsidiaries in accordance with Section 2.10.

     "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP, amortization of debt discount and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements (including amortization of discounts), but excluding, however, any amounts referred to in Section 2.8 payable on or before the Closing Date.

     "Consolidated Net Income" means, for any period, (i) the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus
                                                                        -----
(ii) (a) the income of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person's assets are acquired by Holdings or any of its Subsidiaries, (c) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or y) prior to the consummation of an IPO, net non-cash extraordinary losses and z) after the consummation of any IPO, net extraordinary losses.

     "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Contractual Obligation" means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "Counterpart Agreement" means a counterpart agreement in the form of Exhibit H.

     "Contributing Guarantors" as defined in Section 7.2.

     "Credit Date" means the date of a Credit Extension.

     "Credit Document" means any of this Agreement, the Notes, if any, the Collateral Documents, the Warrant, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of Administrative Agent or any Lender in connection herewith.

     "Credit Extension" means the making of a Loan.

     "Credit Party" means each Person (other than any Agent or any Lender or any other representative thereof) from time to time party to a Credit Document.

     "C/3/" as defined in the preamble hereto.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings' and its Subsidiaries' operations.

     "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

     "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

     "Dollars" and the sign "$" mean the lawful money of the United States of America.

     "Eligible Accounts Receivable" means the aggregate face amount of Accounts, as reflected on the books and records of Borrowers in accordance with GAAP, payable in Dollars, that conform to the warranties contained in this definition and to the Collateral Warranties. Unless otherwise approved in writing by Administrative Agent, no Account shall be deemed to be an Eligible Account Receivable if:

          (i) the Account is unpaid 90 days or more from the original invoice date or more than 60 days from the original due date specified in such invoice; or

          (ii) such Account is from the same account debtor (or any affiliate thereof) and fifty percent (50%) or more, in face amount, of other Accounts from such account debtor (or any affiliate thereof) are ineligible under the provisions of clause (i) above; or

          (iii) the Account, when aggregated with all other Accounts of such account debtor, exceeds ten percent (10%) in face value of all consolidated Accounts then outstanding, to the extent of such excess; except that an Account of any account debtor listed on Schedule A shall be deemed to be an Eligible Account Receivable if such Account, when aggregated with all other Accounts of such account debtor, does not exceed, in face value of all consolidated Accounts then outstanding, the percentage set forth opposite the name of such account debtor on Schedule A; or

          (iv)(A) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to a Borrower, which has not been resolved, to the extent of such dispute or (B) the Account otherwise is or may become subject to any right of setoff by the account debtor, to the extent of the amount of such setoff provided, that any Account deemed ineligible pursuant to this clause (iv) shall only be ineligible to the extent of the amount owed by such Borrower to the account debtor, the amount of such dispute, claim or defense, or the maximum amount at any time of such right of set-off, as applicable; or

          (v) to the knowledge of any Credit Party, the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

          (vi) the sale is to an account debtor outside the continental United States, unless the sale is (a) on letter of credit, guaranty or acceptance terms, in each case acceptable to Administrative Agent in its sole discretion, or (b) otherwise approved by and acceptable to Administrative Agent in its reasonable discretion; or

          (vii) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return except in accordance with ordinary course of business dealings or customary practice including customary quality warranties or the general right to return goods provided by the Borrowers; or

          (viii) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable account holder duly and effectively assigns its rights to payment of such Account to Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.); or
                                              -- ----

          (ix) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by a Borrower and accepted by the account debtor or the Account otherwise does not represent a final sale provided, that an Account may constitute a final sale notwithstanding that further services or goods are to be provided to the account debtor under the contract giving rise to the Account, so long as all necessary conditions to payment of the Account under the contract have been satisfied for the goods and services therefor provided; or

          (x) the Account is not subject to a valid, enforceable and First Priority perfected Lien in favor of Administrative Agent or is subject to any Lien other than the Lien granted pursuant to the Collateral Documents and other Liens contemplated by Section 10.5(e); or

          (xi) the Account is associated with a lease in the form of an ENS Service Agreement; or

          (xii) the Account is associated with a lease in the form of an agreement which does not separate accounts receivable for the sale or lease of goods and accounts receivable for the rendition of services; or

          (xiii) the Account is associated with a non-recourse sale of lease receivables at a discount where the purchaser has recourse only to the lease receivables.

     "Eligible Assignee" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof) which is also a commercial bank and/or other financial institution typically party to commercial loans and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act), which extends credit or buys loans as one of its businesses and which is also a commercial bank and/or other financial institution typically a party to commercial loans; provided, no Affiliate of Holdings shall be an Eligible Assignee.

     "Employee Benefit Plan" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was maintained or contributed to by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

     "Employment Agreement" means each of (i) the Employment Agreement dated December 15, 1996 (as amended through the Closing Date) between Holdings and John R. Evans, in the form provided to Administrative Agent on the Closing Date,
(ii) the Employment Agreement dated December 15, 1996 (as amended through the Closing Date) between Holdings and Keith V. Burge, in the form provided to Administrative Agent on the Closing Date, and (iii) the Employment Agreement dated December 15, 1996 (as amended through the Closing Date) between Holdings and Philip G. Allen, in each case in the form provided to Administrative Agent on the Closing Date, in each case as such Employment Agreement may be amended from time to time to the extent permitted pursuant to Section 6.11.

     "ENS Service Agreement" means an enterprise network service agreement in substantially the form typically used by either Borrower as of the date of this Agreement.

     "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

     "Environmental Laws" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

     "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

     "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan;
(iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which would constitute grounds under Section 4042(c)(i) or (ii) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under
Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

     "Event of Default" means each of the events set forth in Section 8.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "Facility" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

     "Fair Share" as defined in Section 7.2.

     "Fair Share Contribution Amount" as defined in Section 7.2.

     "Fair Share Shortfall" as defined in Section 7.2.

     "Financial Officer Certification" means, with respect to the financial statements or other financial information for which such certification is required, the certification of the chief financial officer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

     "Financial Plan" as defined in Section 5.1(i).

     "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

     "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

     "Fiscal Year" means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

     "Funding Guarantors" as defined in Section 7.2.

     "Funding Notice" means a notice in the form of Exhibit A; provided, for any Loan made on the Closing Date, the Funding Notice with respect thereto shall be the Closing Date Certificate. A certificate indicating compliance with the Minimum Receivables Ratio as of the last day of the most recently ended month shall be attached to the Closing Date Certificate and each such Funding Notice.

     "GAAP" means United States generally accepted accounting principles in effect as of the date of determination thereof.

     "Governmental Acts" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

     "Governmental Authority" means any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

     "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

     "Guarantor" means each of Holdings and each Subsidiary of Holdings (other than a Borrower).

     "Guarantor Subsidiary" means each Subsidiary of Holdings that is a Guarantor.

     "Guaranty" means the guaranty of each Guarantor set forth in Section 7.

     "Hazardous Materials" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

     "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

     "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement entered into in the ordinary course of Holdings' or any of its Subsidiaries' businesses and not for speculative purposes.

     "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "Historical Financial Statements" means as of the Closing Date, (i) the audited financial statements of Holdings and its Subsidiaries, for the immediately preceding three Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Holdings and its Subsidiaries as at the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the three-, six-or nine-month period, as applicable, ending on such date, and, in the case of clause (ii), certified by the chief financial officer of Holdings as fairly presenting, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

     "Holdings" as defined in the preamble hereto.

     "HVAC" means heating, ventilation and air conditioning.

     "Immaterial Subsidiary" means one or more Subsidiaries of the Borrower designated in writing to the Administrative Agent as an Immaterial Subsidiary and which subsidiaries, collectively, do not account for more than 5% of the gross revenues of Holdings and its Subsidiaries.

     "Indebtedness", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and ordinary course trade payables), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another;
(viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; and (ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) Obligations under Hedge Agreements.

     "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Holdings or either Borrower with respect thereto; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

     "Indemnitee" as defined in Section 10.3.

     "Intellectual Property" means "Intellectual Property" as such term is defined in the Pledge and Security Agreement.

     "Intellectual Property Collateral" means as all of the Intellectual Property subject to the Lien of the Pledge and Security Agreement.

     "Interest Payment Date" means the first Business Day of each month, commencing on July 1, 1999.

     "Interest Period" means, with respect to any Loan bearing interest based upon the Adjusted Eurodollar Rate, an interest period of one month, the first such Interest Period to commence on the Closing Date and each subsequent Interest Period to commence on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise
                         --------
expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of any Loans shall extend beyond the Loan Maturity Date.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings's and/or its Subsidiaries' operations.

     "Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

     "Investment" means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Borrower or a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings, a Borrower, or any Guarantor Subsidiary), of any equity Securities of such Subsidiary; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings or any of its Subsidiaries to any other Person (other than a Borrower or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "Investment Property" as defined in the Pledge and Security Agreement.

     "IPO" means one or more public offerings of common stock of Holdings providing aggregate gross proceeds to Holdings of not less than $50,000,000.

     "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

     "Lender" means each financial institution listed on the signature pages hereto as a Lender, together with each such institution's successors and permitted assigns.

     "Lender Counterparty" means each Lender or any Affiliate thereof counterparty to a Hedge Agreement.

     "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "Loan" means a Loan made by a Lender to Borrowers pursuant to Section 2.1.

     "Loan Commitment" means the Loan Commitment of a Lender to make or otherwise fund Loans. The amount of each Lender's Loan Commitment is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.

     "Loan Commitment Period" means the period from the Closing Date to but excluding the earliest of (i) the date on which the aggregate outstanding principal amount of all the Loans equals the aggregate principal amount of all the Loan Commitments then in effect, (ii) the Loan Maturity Date (which shall include the date of the termination of the Loan Commitments pursuant to Section 8.1) and (iii) the date the Loan Commitments are permanently reduced to zero pursuant to Section 2.9 or 2.10.

     "Loan Exposure" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Loan Commitments, such Lender's Loan Commitment; and (ii) after the termination of the Loan Commitments, the aggregate outstanding principal amount of the Loans of such Lender.

     "Loan Maturity Date" means the earlier to occur of (i) June 1, 2002 and
(ii) the date that all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

     "Margin Stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Material Adverse Effect" means a material adverse effect on (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries on a consolidated basis or (ii) the ability of any Agent or any Lender to enforce any of their rights or to collect any of the Obligations then due and payable.

     "Material Contract" means any contract or other arrangement to which any Credit Party is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

     "Moody's" means Moody's Investor Services, Inc.

     "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

     "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

     "Narrative Report" means, with respect to the financial statements for which such narrative report is required, at the option of Holdings either (y) a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate or (z) at any time Holdings is a reporting company for purposes of the Exchange Act (including pursuant to the Indenture for the Senior Notes), the report filed with the Securities and Exchange Commission with respect to such financial statements.

     "Net Asset Sale Proceeds" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, minus (ii) any bona
                                                             -----
fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes actually payable as a result of any gain recognized in connection with such Asset Sale and (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

     "Net Insurance/Condemnation Proceeds" means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries with respect to any of the Collateral (a) under any property insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus
                                                                         ------
(ii) (a) any actual and reasonable documented costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes reasonably estimated to be actually payable as a result of any gain recognized in connection therewith.

     "Non-US Lender" as defined in Section 2.15(c).

     "Note" means a promissory note in the form of Exhibit B, as it may be amended, supplemented or otherwise modified from time to time.

     "Notice" means a Funding Notice.

     "Obligations" means, with respect to any Credit Party, obligations of such Credit Party, whether now existing or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection herewith and any other Credit Document and any Hedge Agreement with a Lender Counterparty, including those arising under successive borrowing transactions hereunder which shall either continue the Obligations of such Credit Party from time to time or renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding.

     "Obligee Guarantor" as defined in Section 7.7.

     "Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended,
(iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

     "Permitted Acquisition" means any acquisition, whether by purchase, merger or otherwise, of all or any substantial portion of the assets of, all of the equity Securities of, or a business line or a division of, any Person; provided,
(i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations, (iii) the equity Securities (except for any such Securities in the nature of directors qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Holdings in connection with such acquisition shall be owned 100% by Holdings or a Guarantor Subsidiary thereof, and Holdings shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Holdings, each of the actions set forth in Section 5.8, (iv) Holdings and its Subsidiaries shall be in compliance with, immediately before and after giving pro forma effect to such acquisition, Section 6.6 (other than subdivision (d) of Section 6.6), (v) Holdings shall have delivered to Administrative Agent a certificate in the form of a Compliance Certificate evidencing such compliance with Section 6.6 (other than subdivision (d) of Section 6.6), together with all relevant financial information for such acquired assets, (vi) any Person or assets or division as acquired in accordance herewith shall be in similar or related lines of business in which Holdings and/or its Subsidiaries are engaged as of the Closing Date, and (vii) the aggregate cash consideration paid by Holdings or its Subsidiaries in connection with all such acquisitions (other than cash consideration representing the proceeds of equity offerings by Holdings issued in connection with such acquisition) shall not exceed (y) $10,000,000 prior to the consummation of an IPO; provided that in the event any
                                                 --------
Acquired Indebtedness (other than Purchase Money Indebtedness) is assumed by Holdings or any of its Subsidiaries in connection with one or more Permitted Acquisitions prior to the consummation of an IPO, the aggregate cash consideration paid by Holdings and its Subsidiaries with respect to such Permitted Acquisitions shall not exceed $2,000,000 in the aggregate and (z) $30,000,000 after the consummation of an IPO; provided that in the event any
                                              --------
Acquired Indebtedness (other than Purchase Money Indebtedness) is assumed by Holdings or any of its Subsidiaries in connection with one or more Permitted Acquisitions after the consummation of an IPO, the aggregate cash consideration paid by Holdings and its Subsidiaries with respect to such Permitted Acquisitions shall not exceed $15,000,000 in the aggregate.

     "Permitted Holders" means (i) John R. Evans, Keith V. Burge and Philip G. Allen and their spouses, issue or other members of their immediate families (the "Evans Family," the "Burge Family" and the "Allen Family," respectively), (ii) trusts or other entities created for the benefit of any member of the Evans Family, the Burge Family or the Allen Family, (iii) entities controlled by any of the Evans Family, the Burge Family or the Allen Family, and (iv) in the event of the death of any member of the Evans Family, the Burge Family or the Allen Family, the heirs or testamentary legatees of such member of the Evans Family, the Burge Family or the Allen Family.

     "Permitted Liens" means each of the Liens permitted pursuant to
Section 6.2.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

     "Plan of Correction" as defined in Section 4.20.

     "Pledge and Security Agreement" means the Pledge and Security Agreement in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

     "Principal Office" means Administrative Agent's or its designee "Principal Office" as set forth on Appendix B, or such other office as Administrative Agent or its designee may from time to time designate in writing to Borrowers and each Lender.

     "Projections" as defined in Section 4.5.

     "Pro Rata Share" means with respect to all payments, computations and other matters relating to the Loan of any Lender, the percentage obtained by dividing
(i) the Loan Exposure of that Lender by (ii) the aggregate Loan Exposure of all Lenders.

     "Purchase Money Indebtedness" has the meaning assigned to that term in
Section 6.1(i).

     "Qualifying Receivables" means, at any date of determination, the aggregate value of Eligible Accounts Receivable, less the sum of without duplication (a)
                                       ----
the amount of any reserves established by a Borrower, relating to Eligible Account Receivables in accordance with the higher of (i) historical practices in effect as of the Closing Date with respect to Accounts and (ii) actual reserves taken and (b) the amount of Eligible Accounts Receivable equal to a dilution estimate (expressed as a percentage of total Eligible Accounts Receivable) prepared by Holdings in good faith and consistent with recent historical performance.

     "Qualifying Receivables Ratio" means, as of any date of determination the ratio of y) Qualifying Receivables to z) the aggregate principal amount of outstanding Loans.

     "Register" as defined in Section 2.4(b).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Related Agreement" means the Senior Notes, the Senior Note Indenture, the Comdisco Agreement, the Employment Agreements; the Sandler Agreements, the Senior Notes Warrant Registration Rights Agreement, and the Senior Notes Warrant Agreement.

     "Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

     "Requisite Lenders" means one or more Lenders having or holding Loan Exposure representing more than 50% of the sum of the aggregate Loan Exposure of all Lenders; provided that for purposes of determining Requisite Lenders, the
             --------
Loan Exposure of any Lender shall give effect to any reservation of voting rights by GSCP contractually agreed to by GSCP and any assignee of any of the Loans or Loan Commitments.

     "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or either Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or either Borrower now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of

Holdings or either Borrower now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the Senior Notes and other Indebtedness incurred by Holdings pursuant to Section 6.1(j).

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

     "Sandler Agreements" means the Securities Purchase Agreement dated March 17, 1999 among Sandler Capital Partners IV, L.P., Sandler Capital Partners IV, FTE, L.P., the investors named therein and Holdings, and the documents delivered pursuant thereto, as such agreements may be amended from time to time to the extent permitted pursuant to Section 6.11.

     "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

     "Senior Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less the aggregate
                                                            ----
principal amount of the outstanding Senior Notes and other Indebtedness of Holdings outstanding pursuant to Section 6.1(j).

     "Senior Note Indenture" means the indenture pursuant to which the Senior Notes are issued, as such indenture may be amended from time to time to the extent permitted pursuant to Section 6.11.

     "Senior Notes" means the $160,000,000 in aggregate principal amount of 13% Senior Notes due 2008 of Holdings issued pursuant to the Senior Note Indenture.

     "Senior Notes Warrant Registration Rights Agreement" means the Warrant Registration Rights Agreement dated as of April 2, 1998, among Holdings and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and BT Alex. Brown Incorporated as such agreement may be amended from time to time to the extent permitted pursuant to Section 6.11.

     "Senior Notes Warrant Agreement" means the Warrant Agreement dated as of April 2, 1998, by and between Holdings and American Stock Transfer & Trust Company, as Warrant Agent as such agreement may be amended from time to time to the extent permitted pursuant to Section 6.11.

     "Senior Ratio A" means the ratio, as of the last day of any Fiscal Quarter, of (i) Senior Debt as of such day to (ii) Capitalization as of such day.

     "Senior Ratio B" means the ratio, as of the last day of any Fiscal Quarter, of (i) Senior Debt as of such day to (ii) Consolidated Adjusted EBITDA for the Fiscal Quarter most recently ended times 4.

     "Solvent" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

     "Supplemental Collateral Agent" as defined in Section 9.8(c).

     "Systems" means any of the hardware, firmware or software systems associated with information processing and delivery, operations or services (e.g., security and alarms, elevators, communications, and HVAC) operated by, provided to or otherwise reasonably necessary to the business or operations of Holdings and its Subsidiaries.

     "Tax" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a

Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

     "Total Utilization of Loan Commitments" means, as at any date of determination, the aggregate principal amount of all outstanding Loans.

     "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

     "Warrant" means the Warrant, of even date herewith, issued by Holdings for the benefit of Goldman, Sachs & Co. or its registered assigns.

     "Year 2000 Issues" means limitations in the capacity or readiness to handle date information for the years beginning January 1, 2000 of any of the Systems.

     1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(d), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial statements.

     1.3. Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

 SECTION 2.  LOANS

     2.1.  Loans.   (a) During the Loan Commitment Period, subject to the terms and conditions hereof, each Lender holding a Loan Commitment agrees to make Loans to Borrowers, as joint and several obligors, in an aggregate amount up to but not exceeding such Lender's Loan Commitment; provided, after giving effect to the making of any Loans in no event shall the Total Utilization of Loan Commitments exceed the Loan Commitments then in effect. Amounts borrowed pursuant to this Section 2.1(a) and repaid may not be reborrowed. Each Lender's Loan Commitment shall expire on the Loan Maturity Date. All Loans and all other amounts owed hereunder with respect to the Loans and the Loan Commitments shall be paid in full no later than the Loan Maturity Date.

     (b) Notwithstanding anything in this Agreement or in any other Credit Document to the contrary, the Obligations of Borrowers hereunder and under each other Credit Document are joint and several obligations of Borrowers.

     (c) Loans shall be made in an aggregate minimum amounts of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

     (d) Whenever Borrowers desire that Lenders make Loans, Borrowers shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least five Business Days in advance of the proposed Credit Date (or such shorter time period as may be acceptable to Administrative Agent). During the period following delivery of the Funding Notice, authorized representatives of Administrative Agent shall be permitted to perform inspections and reviews as described in Section 5.6(a). Except as otherwise provided herein, a Funding Notice for a Loan shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith.

     (e) Notice of receipt of each Funding Notice, together with the amount of each Lender's Pro Rata Share thereof, shall be provided by Administrative Agent to each Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 11:00 a.m. (New York City time)), not later than 2:00 p.m. (New York City time) on the same day as Administrative Agent's receipt of such Funding Notice from the Borrowers.

     (f) Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Loans available to the Borrowers on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of the Borrowers at the Administrative Agent's Principal Office or such other account as may be designated in writing to Administrative Agent by Borrowers.

     2.2. Pro Rata Shares; Availability of Funds. (a) All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no

Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall the Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

     (b) Unless Administrative Agent shall have been notified by a Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the interest rate payable hereunder on the Loans. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify the applicable Borrower and such Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the interest rate payable hereunder on the Loans. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Loan Commitments hereunder or to prejudice any rights that either Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.3. Use of Proceeds. The proceeds of the Loans shall be applied by Borrowers to finance the working capital and general corporate needs of Borrowers and their respective Subsidiaries. No portion of the proceeds of any Credit Extension shall be used by a Borrower, or any of its Subsidiaries in any manner that might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act, in each case as in effect on the date or dates of such Credit Extension and such use of proceeds.

     2.4. Evidence of Debt; Register; Lenders' Books and Records; Notes. (a) Each Lender shall maintain on its internal records an account or accounts evidencing the indebtedness of Borrowers to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrowers, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Loan Commitments or Borrowers' Obligations in respect of any Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

     (b) Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Loan Commitments and Loans of each

Lender from time to time (the "Register"). The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Loan Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrowers and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Loan Commitments or Borrowers' Obligations in respect of any Loan. Borrowers hereby designate Administrative Agent to serve as Borrower's agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Borrowers hereby agree that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, partners, employees, agents and affiliates shall constitute "Indemnitees".

     (c) If so requested by any Lender by written notice to a Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, the Borrowers shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after such Borrower's receipt of such notice) a Note to evidence such Lender's Loans.

     2.5. Interest Payments. (a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof on each day outstanding, from the date made through the date of repayment, at the higher of:
(1) 13.0% per annum; and (2) the Adjusted Eurodollar Rate plus 6% per annum, the determination of the highest applicable rate to be made by Administrative Agent as of 11:00 a.m. (New York City time) on each Business Day and apply until 11:00 a.m. (New York City time) on the next succeeding Business Day.

     (b) Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan and the date of payment of such Loan shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

     (c) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date; (ii) the date of any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at final maturity.

      2.6. Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 3% per annum in excess of the interest rate otherwise payable hereunder with respect to the Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     2.7. Commitment Fees. Borrowers agree jointly and severally to pay to Lenders commitment fees equal to (i) the average of the daily excess of the Loan Commitments over the sum of the aggregate principal amount of outstanding Loans, times (ii) 1.0% per annum. All such fees shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof, and all such fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable monthly in arrears on each Interest Payment Date during the Loan Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Loan Commitment Termination Date.

     2.8. Other Fees. In addition to the foregoing fees, Holdings and Borrowers agree to pay to Administrative Agent such other fees and other compensation in the amounts and at the times described in that certain outline of proposed terms dated April 15, 1999 provided by GSCP Holdings.

     2.9. Voluntary Prepayments/Reductions. (a) Any time and from time to time, Borrowers may prepay any Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; provided that, the number of prepayments allowed pursuant
                       --------
to this Section 2.9(a) shall not exceed four (4) during the term of this Agreement. All such prepayments shall be made upon not less than three Business Days' prior written or telephonic notice, given to Administrative Agent by 12:00 noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

     (b) Borrowers may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Loan Commitments in an amount up to the amount by which the Loan Commitments exceed the Total Utilization of Loan Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; provided that, the number of reductions allowed pursuant to this Section 2.9(b) shall not exceed four (4) during the term of this Agreement. Borrowers' notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Loan Commitments shall be effective on the date specified in Borrowers' notice and shall reduce the Loan Commitment of each Lender proportionately to its Pro Rata Share thereof.

     2.10. Mandatory Prepayments/Reductions. (a) No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds, Borrowers shall prepay the Loans (and, to the extent such Net Asset Sale Proceeds exceed the principal amount of Loans outstanding, reduce the Loan Commitments by such excess) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Asset Sale Proceeds from the Closing Date through the applicable date of determination do not exceed $10,000,000, Borrowers shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Asset Sale Proceeds within one hundred eighty (180) days of receipt thereof in productive assets of the general type used in the business of Holdings and its Subsidiaries.

     (b) No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Borrowers shall pre-pay the Loans (and, to the extent such Net Insurance/Condemnation Proceeds exceed the principal amount of Loans outstanding, reduce the Loan Commitments by such excess) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided,
(i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Insurance/Condemnation Proceeds from the Closing Date through the applicable date of determination do not exceed $10,000,000, (or such greater amounts so long as Borrowers in their reasonable judgment conclude that such greater amounts can be practicably reinvested in long term productive assets within 180 days of receipt thereof without giving rise to a Material Adverse Effect) Borrowers shall have the option, directly or through one or more of their respective Subsidiaries to invest such Net Insurance/Condemnation Proceeds within one hundred eighty (180) days of receipt thereof in long term productive assets of the general type used in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets of Holdings or its Subsidiaries.

     (c) No later than the first Business Day following the day on which Holdings, on a stand-alone basis, receives, from any source, (other than a Restricted Junior Payment made by a Borrower or an intercompany loan made to Holdings pursuant to Section 6.1), aggregate Cash or Cash Equivalents of greater than $5,000,000 but less than or equal to $15,000,000 (such Cash or Cash Equivalents being referred to herein as the "Controlled Cash Amount"), such Controlled Cash Amount shall be used to pre-pay the Loans (and, to the extent such Controlled Cash Amount exceeds the principal amount of Loans outstanding, reduce the Loan Commitments by such excess) unless such Controlled Cash Amount is otherwise (i) invested as a capital contribution in either Borrower, or (ii) used to cash collateralize the Loans under arrangements reasonably acceptable to Administrative Agent.

     (d) Concurrently with any prepayment of the Loans and/or reduction of the Loan Commitments pursuant to Sections 2.9(a) or 2.9(b), Holdings shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds. In the event that Holdings or either Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrowers shall promptly make an additional prepayment of the Loans (and/or the Loan Commitments shall be permanently reduced) in an amount equal to such excess, and Holdings shall concurrently therewith deliver to

Administrative Agent a certificate of an Authorized Officer demonstrating the derivation such excess.

      2.11. General Provisions Regarding Payments. (a) All payments by Borrowers of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day.

      (b) All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

     (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all commitment fees payable with respect thereto, to the extent received by Administrative Agent.

     (d) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Loan Commitment fees hereunder, as the case may be.

     (e) Each Borrowers hereby authorize Administrative Agent to charge such Borrower's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

     (f) Administrative Agent shall deem any payment by or on behalf of either Borrower hereunder that is not made in same day funds prior to 12:00 noon (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrowers and each Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.6 from the date such amount was due and payable until the date such amount is paid in full.

     2.12. Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of either Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrowers expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by either Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     2.13. Making or Maintaining Eurodollar Rate Loans. (a) In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date when Loans would, pursuant to Section 2.5(a) bear interest based upon the Adjusted Eurodollar Rate, that by reason of circum stances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on such basis, the Loans shall bear interest at 13.0% per annum.

           (b) In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its Loans bearing interest based upon the Adjusted Eurodollar Rate has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter the Loans of the Affected Lender shall bear interest at 13.0% per annum.

      2.14.Increased Costs; Capital Adequacy.  (a) Subject to the provisions of
Section 2.15 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Loans bearing interest based upon the Adjusted Eurodollar Rate that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this
Section 2.14(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     (b) In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reduces the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Loan Commitments or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrowers from such Lender of the statement referred to in the next sentence, such Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     2.15. Taxes; Withholding, Etc. (a) All sums payable by any Credit Party hereunder and the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

     (b) If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Borrowers shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as either Borrower becomes aware of it; (ii) such Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrowers shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

     (c) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (a "Non-US Lender") shall deliver to

Administrative Agent for transmission to Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of either Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.15(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrowers two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence. Borrowers shall not be required to pay any additional amount under Section 2.15(b)(iii) if such Lender shall have failed
(1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.15(c), or to notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.15(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.15(c) shall relieve Borrowers of their obligation to pay any additional amounts pursuant to Section 2.14(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

     2.16. Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender that would entitle such Lender to receive payments under Section 2.14, or 2.15, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (a) to make, issue, fund or maintain its Credit Extensions, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.14 or 2.15 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loan Commitments or Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Loan Commitments or Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.16 unless Borrowers agree to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrowers pursuant to this Section 2.14 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrowers (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     2.17.  Joint and Several Liability

     (a) Joint and Several Liability. All Obligations of Borrowers under this Agreement and other Credit Documents shall be joint and several Obligations of each Borrower. Anything contained in this Agreement and the other Credit Documents to the contrary notwithstanding, the Obligations of each Borrower hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under (S) 548 of the Bankruptcy Code, 11 U.S.C. (S) 548, or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of intercompany indebtedness to any other Credit Party or Affiliates of any other Credit Party to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Credit Party hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Credit Party pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Credit Party and other Affiliates of any Credit Party of Obligations arising under guaranties by such parties.

     (b) Subrogation. Until the Obligations shall have been paid in full in cash, each Borrower shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy which it now has or may hereafter have against the other Borrower or any other guarantor of the Obligations. Each Borrower further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Borrower may have against the other Borrower, any collateral or security or any guarantor, shall be junior and subordinate to any rights Administrative Agent or any Lender may have against any such Borrower, any such collateral or security, and any such guarantor. Borrowers desire to allocate among themselves, in a fair and equitable manner, their Obligations as Borrowers arising under this Agreement and the other Credit Documents. Accordingly, in the event any payment or distribution is made on any date by either Borrower under this Agreement and the other Credit Documents (the Borrower making such payment, a "Funding Borrower") that exceeds its Fair Share (as defined below) as of such date, that Funding Borrower shall be entitled to a contribution from the other Borrower in the amount of such other Borrower's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Borrower's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Borrower as of any date of determination, an amount equal to (i) the ratio of (X) the Fair Share Contribution Amount (as defined below) with respect to such Borrower to (Y) the aggregate of the Fair Share Contribution Amounts with respect to both Borrowers, multiplied by (ii) the aggregate amount paid or distributed on or before such
-------------
date by the Funding Borrower under this Agreement and the other Credit Documents in respect of the Obligations guarantied. "Fair Share Shortfall" means, with respect to a Borrower as of any date of determination, the excess, if any, of the Fair Share of such Borrower over the Aggregate Payments of such Borrower. "Fair Share Contribution Amount" means, with respect to a Borrower as of any date of determination, the maximum aggregate amount of the Obligations of such Borrower under this Agreement and the other Credit Documents that would not render its Obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law; provided tha t, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to a Borrower for purposes of this provision, any assets or liabilities of such Borrower arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or Obligations of contribution hereunder shall not be considered as assets or liabilities of such Borrower. "Aggregate Payments" means, with respect to a Borrower as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Borrower in respect of this Agreement and the other Credit Documents (including in respect of this provision) minus (ii) the
                                                                -----
aggregate amount of all payments received on or before such date by such Borrower from the other Borrower as contributions under this provision. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Borrower. The allocation among Borrowers of their Obligations as set forth in this provision shall not be construed in any way to limit the liability of either Borrower under this Agreement or under any other Credit Document.

 SECTION 3.  CONDITIONS PRECEDENT

     3.1. Closing Date. This Agreement shall become effective on the date of the satisfaction, or waiver in accordance with Section 10.5, of the following conditions:

     (a) Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

     (b) Organizational Documents; Incumbency. Administrative Agent shall have received sufficient copies of each Organizational Document originally executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender and its counsel, each dated the Closing Date or a recent date prior thereto, together with signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party.

     (c) Organizational and Capital Structure. The organizational structure and the capital structure of Holdings and its Subsidiaries shall be as set forth on
Schedule 4.1.

     (d) Certain Employees. Administrative Agent shall have received duly executed copies of, and shall be satisfied with the form and substance of, the Employment Agreements.

     (e) Related Agreements. Administrative Agent shall have received complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

     (f) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

     (g) Collateral. In order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in the Collateral, Administrative Agent shall have received:

          (i) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock pledged pursuant to the Pledge and Security Agreement, and Acknowledgments of Pledge from each applicable issuer of Securities pledged pursuant to the Pledge and Security Agreement;

          (ii) (1) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Credit Party, together with copies of all such filings disclosed by such search, and (2) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements in respect of Permitted Liens)

          (iii) UCC financing statements, duly executed by each applicable Credit Party with respect to all personal property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

          (iv) all cover sheets or other documents or instruments required to be filed in order to create or perfect Liens in respect of any Intellectual Property Collateral;

          (v) an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any material amount of personal property Collateral is located as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent; and

          (vi) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument, and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Administrative Agent.

     (h) Financial Statements; Projections. Lenders shall have received from Holdings the Historical Financial Statements and the Projections.

     (i) Evidence of Insurance. Administrative Agent shall have received a certificate from Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under Section 5.5.

     (j) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Gibson, Dunn & Crutcher LLP, counsel for Credit Parties, in the form of Exhibit D and as to such other matters as Administrative Agent may reasonably request, and otherwise in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date.

     (k) Opinions of Counsel to Administrative Agent. Lenders shall have received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Administrative Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to Administrative Agent.

     (l) Fees. Borrowers shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Closing Date referred to in Section 2.8.

     (m) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, or counsel to Administrative Agent, shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

     (n) Closing Date Certificate. Holdings and Borrowers shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

     3.2. Conditions to Each Credit Extension. (a) The obligation of each Lender to make any Loan on any Credit Date, including the initial Credit Extension, are subject to the satisfaction or waiver in accordance with Section
10.5 of the following conditions precedent:

          (i) Administrative Agent shall have received a fully executed and delivered Funding Notice;

          (ii) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Loan Commitments shall not exceed the Loan Commitments then in effect;

          (iii) no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the making any Credit Extension;

          (iv) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true, correct and complete in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; and

          (v) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.

     (b) Each Funding Notice shall be executed by the chief executive officer or the chief financial officer of each Borrower or by the executive officer thereof designated by the chief executive officer and the chief financial officer of each Borrower in a writing delivered to Administrative Agent. In lieu of delivering a Funding Notice, Borrowers may give Administrative Agent telephonic notice by the required time of any proposed borrowing; provided each such notice shall be promptly confirmed in writing by delivery of the Funding Notice to Administrative Agent on or before the applicable date of borrowing. Neither Administrative Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrowers or for otherwise acting in good faith.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender, on the Closing Date and on each Credit Date, that the following statements are true, correct and complete:

     4.1. Organization; Powers; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. Schedule 4.1 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries.

     4.2. Authorization of Credit Documents; No Conflict. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of Lenders); or (d) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries.

     4.3. Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent, as of the Closing Date.

     4.4. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     4.5. Historical Financial Statements; Projections. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole. On and as of the Closing Date, the financial projections of Holdings and its Subsidiaries for the period commencing Fiscal Year 1999 through and including Fiscal Year 2002 (the "Projections"), including, without limitation, the Projections for each Fiscal Quarter through December 31, 2000, are based on good faith estimates and assumptions made by the management of Holdings; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Holdings believed that the Projections were reasonable and attainable.

     4.6. No Material Adverse Change; No Restricted Junior Payments. Since December 31, 1998, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, and neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4.

     4.7. Adverse Proceedings, Etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.8. Payment of Taxes. Except as otherwise permitted under Section 5.3, all material tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. As of the Closing Date and each Credit Date, Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

     4.9. Title to Properties. Holdings and its Subsidiaries have (a) good, sufficient and legal title to (in the case of fee interests in real property),
(b) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (c) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the Historical Financial Statements and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

     4.10. Collateral. (a) The execution and delivery of the Collateral Documents by Credit Parties, together with the actions taken on or prior to the date hereof pursuant to Section 3.1(g) (and filings contemplated to occur thereafter), are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the Pledge and Security Agreement), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed), the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent and filings otherwise required to be made in any state with respect to Inventory (as defined in the Pledge and Security Agreement) the aggregate value of which does not exceed $100,000 in such state.

     (b) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Credit Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by Section 3.1(g) and except as may be required, in connection with the disposition of any Investment Property, by laws generally affecting the offering and sale of securities.

     (c) Except with respect to any Permitted Lien and such as may have been filed in favor of Administrative Agent as contemplated by Section 3.1(g), no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

     (d) All information supplied to Administrative Agent by or on behalf of any Credit Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

     4.11. Environmental. No Credit Party nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Closing Date and each Credit Date, no Credit Party nor any of its Subsidiaries has received any letter or written request from any Governmental Authority for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or any comparable state law. There are and, to each Credit Party's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Holdings nor any of its Subsidiaries nor, to any Credit Party's knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any facility, and none of Holdings's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent except for ordinary business activities that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

     4.12. No Defaults. No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

     4.13. Governmental Regulation. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

     4.14. Margin Stock. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. The pledge of the Investment Property pursuant the Pledge and Security Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     4.15. Employee Matters. There is no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     4.16. Employee Benefit Plans. Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Pension Plan, and have performed all their obligations under each Employee Benefit Plan. Each Pension Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified. No ERISA Event with respect to any Pension Plan has occurred or is reasonably expected to occur. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $500,000. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $500,000.

     4.17. Certain Fees. No broker's or finder's fee or commission will be payable by Holdings or any of its Subsidiaries with respect hereto or any of the transactions contemplated hereby.

     4.18. Solvency. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

     4.19. Related Agreements. Holdings and Borrowers have delivered to Administrative Agent complete and correct copies of each of the Related Agreements.

     4.20. Year 2000 Issues. Holdings and its Subsidiaries have (a) engaged in a process of assessment of the existence of the Year 2000 Issues reasonably appropriate to the scope and complexity of their respective Systems; (b) adopted and are successfully implementing a plan of correction ("Plan of Correction") by September 30, 1999, which Holdings reasonably believes will result in a substantial elimination of Year 2000 Issues before any processing failure of a System or of Systems due to Year 2000 Issues that could reasonably be expected to have a Material Adverse Effect; (c) adopted and are successfully implementing validation procedures reasonably calculated to test on an ongoing basis the sufficiency of the Plan of Correction, its implementation, and the correction of Year 2000 Issues in any System; (d) adopted and are successfully implementing policies and procedures requiring regular reports to, and monitoring by, senior management of Holdings concerning the foregoing matters; and (e) provided Administrative Agent true and correct copies of the written Plan of Correction, and related implementation budgets, reviewed and approved by Holdings's Board of Directors.

     4.21. Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or either Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein (when taken as a whole) not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material. There are no facts known to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.


 SECTION 5.  AFFIRMATIVE COVENANTS

     Each Credit Party covenants and agrees that so long as any Loan Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

     5.1. Financial Statements and Other Reports. Holdings will deliver to Administrative Agent and Lenders:

     (a) as soon as available and in any event within forty five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

     (b) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) in the case of such financial statements, a report thereon of PriceWaterhouseCoopers, LLP or other independent certified public accountants of recognized national standing selected by Holdings and in form and substance satisfactory to Administrative Agent, which report shall be unqualified as to the scope or breadth of audit, shall express no doubts about the ability of Holdings to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (iii) a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of this Agreement and other Credit Documents to which any Credit Party is a party, (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof; provided, that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or of Default that would not be disclosed in the course of their audit examination conducted in accordance with generally accepted auditing standards;

     (c) (i) together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate, and (ii) as long as any Loan is outstanding, no later than the tenth Business Day of each month, a Financial Officer Certification evidencing compliance with the Qualifying Receivables Ratio requirements of Section 6.6(e) as of the last day of the month most recently ended and certifying whether any condition or event that constitutes a Default or Event of Default exists and, if any such condition or event exists, specifying the nature and period of existence thereof;

     (d) if, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made and such difference will affect calculations under Section 6.6 of this Agreement, then together with the first delivery of such financial statements after such change one or more a statements of reconciliation for all such prior covenant calculations in form and substance satisfactory to Administrative Agent;

     (e) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries;

     (f) promptly upon any Authorized Officer of Holdings or either Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or either Borrower with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); (iii) of any condition or event of a type required to be disclosed in a current report on Form 8-K of the Securities and Exchange Commission; or (iv) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action either Borrower has taken, is taking and proposes to take with respect thereto;

     (g) promptly upon any Authorized Officer of Holdings or either Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by either Borrower to Lenders, or (ii any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could reasonably be expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or either Borrower to enable Lenders and their counsel to evaluate such matters;

     (h) (i) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

     (i) as soon as practicable and in any event no later than thirty (30) days after the beginning of each Fiscal Year, a consolidated plan and financial forecast (a "Financial Plan") for such Fiscal Year and each succeeding Fiscal Year through Fiscal Year 2002 including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each month of such immediately succeeding Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

     (j) promptly after the implementation thereof, any material change in the property insurance coverage of any Credit Party; and

     (k) with reasonable promptness, such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

     5.2. Existence. Except as otherwise permitted under Section 6.7, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; provided, no Credit Party nor any of its Subsidiaries shall be required to preserve any such existence, right or franchise if such Person's Board of Directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or Lenders.

     5.3. Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings, so long as (a) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim. Holdings will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

     5.4. Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

     5.5. Insurance. Each Credit Party will maintain or cause to be maintained, with financially sound and reputable insurers, such commercial general liability insurance, business interruption insurance and property insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of such Credit Party as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, each Credit Party will maintain or cause to be maintained replacement value property insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance with respect to Collateral shall (i) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each property insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder with respect to such Collateral (subject to the interests if any, of Deutsche Financial Services contemplated by Section

10.5(e))   for any covered loss in excess of $100,000 and provides for at least ten (10) days prior written notice to Administrative Agent of any modification or cancellation of such policy.

     5.6. Inspections; Audits of Inventory and Accounts; Lenders Meetings. (a) Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Holdings or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

     (b) Each Borrower shall permit any authorized representatives designated by Administrative Agent to conduct audits or reviews of its books and records with respect to inventory and Accounts periodically after the Closing Date (and at any time an Event of Default has occurred and is continuing) each such audit or review to be in scope and substance reasonably satisfactory to Administrative Agent, all upon reasonable notice and at such reasonable times during normal business hours as may reasonably be requested.

     (c) Each Credit Party will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrowers' corporate offices (or at such other location as may be agreed to by Borrowers and Administrative Agent) at such time as may be agreed to by Borrowers and Administrative Agent.

     5.7. Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.8. Subsidiaries. In the event that any Person becomes a Subsidiary of Holdings after the Closing Date, Holdings shall (i) promptly cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent a Counterpart Agreement, and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b) and 3.1(g). With respect to each such Subsidiary, Holdings shall promptly send to Administrative Agent written notice setting forth with respect to such Person
(i) the date on which such Person became a Subsidiary of Holdings, and (ii) all of the data required to be set forth in Schedule 4.1 with respect to all Subsidiaries of Holdings; provided, such written notice shall be deemed to supplement Schedule 4.1 for all purposes hereof.

     5.9. Year 2000 Issues. Holdings shall periodically report to Administrative Agent, at such time and in such form as Administrative Agent may reasonably request, and Administrative Agent shall promptly forward each such report to each Lender, on the progress of Holdings and its Subsidiaries in implementing the Plan of Correction; the budget for, and actual financial performance with respect to, implementation of the Plan of Correction; the assessment of Holdings, of the adequacy of the Plan of Correction or the related implementation budget; the implementation of the Plan of Correction, and the conformity of actual performance with related implementation budgets.

     5.10. Cash Management Arrangements. On and after the earlier to occur of
(y) an Event of Default and (z) the request of the Administrative Agent, such request not to be made prior to April 1, 2000 (or such earlier date on or after September 1, 1999, if at any time after September 1, 1999, the Qualifying Receivables Ratio is less than 1.4:1.0), Borrowers will establish and maintain cash management arrangements reasonably acceptable to Administrative Agent for the purpose of monitoring and establishing security interest in favor of Administrative Agent for the benefit of Lenders in the proceeds of Accounts.


 SECTION 6.  NEGATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as any Loan Commitment is in effect and until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

     6.1. Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

     (a) the Obligations;

     (b) Indebtedness of any Guarantor Subsidiary to either Borrower or to any other Guarantor Subsidiary, or of either Borrower to any Guarantor Subsidiary, or of Holdings to either Borrower, or of either Borrower to Holdings; provided,
                                                                      --------
(i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness owed by either Borrower to Holdings or any of its Guarantor Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes, (iii) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Guarantor Subsidiary to such Borrower or to any of its Guarantor Subsidiaries for whose benefit such payment is made, and (iv) any Indebtedness of Holdings to either Borrower shall only be incurred in lieu of Restricted Junior Payments otherwise permitted to be made by a Borrower to Holdings;

     (c) Indebtedness incurred by Holdings, either Borrower or any of their respective Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of either Borrower or any such Subsidiary pursuant to such agreements, in connection with acquisitions or dispositions of any business, assets or any Subsidiary of either Borrower or any of its Subsidiaries;

     (d) Indebtedness which may be deemed to exist pursuant to any guaranties, performance bonds, surety bonds, statutory, appeal or similar obligations obtained in the ordinary course of business;

     (e) Guaranties by Holdings of Indebtedness permitted to be incurred hereunder by any of its Subsidiaries;

     (f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

     (g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of either Borrower and its Subsidiaries;

     (h) Indebtedness under the Senior Notes and the other Related Agreements and other Indebtedness outstanding on the Closing Date and described in Schedule 6.1;

     (i) Indebtedness constituting the nonrecourse sales of lease receivables at a discount where the purchaser has recourse only to the lease receivables;

     (j) purchase money Indebtedness (including, without limitation, Indebtedness incurred for the purchase of inventory pursuant to an inventory flooring plan and Indebtedness incurred in connection with the installation and the integration of inventory and equipment) (such Indebtedness meeting the requirements of this Section 6.1(j) being referred to herein as "Purchase Money Indebtedness") or Capital Leases the proceeds of which are used to acquire equipment or other assets to be sold or leased to a Borrower's customers or retained for the Borrower's own use, provided, any such Indebtedness (i) shall be secured only by the assets acquired in connection with the incurrence of such Purchase Money Indebtedness, and (ii) shall constitute not less than 80% nor more than 100% (except, with respect to amounts in excess of 100%, Purchase Money Indebtedness the proceeds of which are used in connection with the installation or integration of equipment or equipment) of the aggregate consideration paid with respect to such asset, including, without limitation, leases of equipment or inventory that are the subject of ENS Service Agreements;

     (k) Indebtedness incurred by Holdings; provided that the weighted average life to maturity of such Indebtedness is no earlier than the Senior Notes and the other terms and provisions of such Indebtedness (without consideration of provisions for original issue discount or payment in kind interest) are no less favorable (when taken as a whole) to any Credit Party or the Lenders than the terms and provisions of the Senior Notes;

     (l) Acquired Indebtedness;

     (m) Indebtedness of any Credit Party to the extent it represents a replacement, renewal, refinancing or extension of outstanding Indebtedness of the Credit Party incurred or outstanding pursuant to clause (k) or (i); provided that (i) the amount of such Indebtedness at the time of such replacement, renewal, refinancing or extension is not increased, (ii) the weighted average life to maturity of such Indebtedness is no earlier than the Indebtedness being refinanced and (iii) the other terms and provisions of such replacement, renewal, refinancing of extension are no less favorable

(when taken as a whole) to any Credit Party or the Lenders than the terms and provisions of the Indebtedness replaced, renewed, refinanced or extended; and

     (n) other Indebtedness in an aggregate amount not to exceed at any time $5,000,000.

     6.2. Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

     (a) Liens in favor of Administrative Agent for the benefit of Administrative Agent and/or Lenders granted pursuant to any Credit Document;

     (b) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required thereby or that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made for such contested amounts;

     (c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business
(i) for amounts not yet overdue or (ii for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

     (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

     (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of either Borrower or any of its Subsidiaries;

     (f) any interest or title of a lessor or sublessor under any lease permitted hereunder;

     (g) Liens incurred in connection with the purchase or shipping of goods or assets on the related assets and proceeds thereof in favor of the seller or shipper of such goods or assets;

     (h) Liens arising from filing precautionary UCC financing statements relating solely to operating leases entered into the ordinary course of business;

     (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

     (k) licenses of patents, trademarks and other intellectual property rights granted by either Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of either Borrower or such Subsidiary;

     (l) judgment liens not constituting an Event of Default pursuant to Section 8.1(h);

     (m) Liens securing Indebtedness permitted pursuant to Section 6.1(h); provided, however, that any such Lien shall encumber only the lease receivable and the equipment subject to the underlying lease;

     (n) Liens securing Indebtedness permitted pursuant to 6.1(i) and permitted refinancings thereof; provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

     (o) Liens created pursuant to the Senior Note Indenture and in effect on the Closing Date;

     (p) Liens securing Indebtedness outstanding under the Related Agreements; provided that such Liens shall only extend to assets described in and shall be
--------
subject to the terms of, the Related Agreements as in effect on the Closing Date; and

     (q) Liens securing Acquired Indebtedness as described in the definition of Acquired Indebtedness;

     (r) Liens existing on the date hereof described on Schedule 6.2;

     (s) Liens on any property or assets of a Subsidiary in favor of a Borrower or any Subsidiary Guarantor; and

     (t) other Liens securing Indebtedness (other than Indebtedness for borrowed money) in an aggregate amount not to exceed $500,000 at any time outstanding.

     6.3. Equitable Lien; No Further Negative Pledges. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, (b) any prohibition applicable to a Subsidiary at the time that it becomes a Subsidiary that is not created in contemplation hereof, (c) any prohibition contained in the Senior Note Indenture or any agreement or indenture evidencing Indebtedness described in Section 6.1(j), (d) any other prohibition existing on the date hereof described in Schedule 6.3 and (e) any prohibition existing under any agreement or indenture that refinances or replaces an agreement or indenture permitted by clause (b), (c) or (d) above; provided that the terms and conditions of such prohibitions are not materially less favorable to the Lenders than those under or pursuant to the agreement or indenture being replaced or the agreement or indenture evidencing the Indebtedness refinanced no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     6.4. Restricted Payments; Restrictions on Subsidiary Distributions. (a) No Credit Party shall nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except the following:

          (i) Holdings may make required (but not optional) payments of principal and interest in respect of, and required repurchases of, any Senior Notes and other Indebtedness incurred by Holdings pursuant to
     Section 6.1(j) in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions, if any, contained in, the indenture or other agreement pursuant to which such Indebtedness was issued;

          (ii) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Borrowers may make Restricted Junior Payments to Holdings (1) in an aggregate amount not to exceed $2,000,000 in any Fiscal Year, to the extent necessary to permit Holdings to pay general administrative costs and expenses, (2) to the extent necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries, and (3) to the extent necessary to permit Holdings to discharge the obligations under clause (i) above, in each case so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose.

     (b) Notwithstanding paragraph (a) above, the Holdings and Borrowers may take the following actions so long as no Default or Event of Default shall have occurred and be continuing and to the extent otherwise permitted under the term of the Senior Notes Indenture:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such dividend would have complied with the provisions of paragraph (a) above and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) above;

          (ii) the purchase, redemption or other acquisition or retirement for value of any shares of capital stock of Holdings, in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of capital stock of Holdings;

     provided, however, that such capital stock of Holdings may not be
     --------  -------
     redeemable at the option of the holder or be required to be redeemed prior to the Loan Maturity Date;

          (iii) the payment of cash in lieu of fractional shares of common stock pursuant to the terms of any options, warrants or other rights to acquire shares of any class of stock of Holdings;

          (iv) payments of amounts required for any repurchase, redemption or other acquisition or retirement for value of any capital stock of Holdings or any options or rights to acquire such capital stock of Holdings owned by any director, officer or employee of Holdings pursuant to any management equity subscription agreement or similar agreement, or otherwise upon the death, disability, retirement or termination of employment or departure from the board, provided that the aggregate price paid for all such
                     --------
     repurchased, redeemed, acquired or retired capital stock of Holdings or options shall not exceed in the aggregate $500,000 in any calendar year;

          (v) repurchases of capital stock of Holdings or solely in connection with cashless exercises of options, warrants and other convertible securities.

     (c) Except as provided herein or in the Senior Notes Indenture, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Credit Party to (i) pay dividends or make any other distributions on any of such Credit Party's capital stock (ii repay or prepay any Indebtedness owed by any Credit Party, (ii make loans or advances to any Credit Party, or (iv transfer any of its property or assets to any Credit Party except for (A) encumbrances and restrictions with respect to specific property to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to any Asset Sale, (B) any prohibition applicable to a Subsidiary at the time that it becomes a Subsidiary that is not created in contemplation hereof, (C) any prohibition contained in the Senior Note Indenture or any agreement or indenture evidencing Indebtedness described in Section 6.1(j), (D) any other prohibition existing on the date hereof described in Schedule 6.4, (E) any prohibition existing under any agreement or indenture that refinances or replaces an agreement or indenture permitted by clause (B), (C) or (D) above, provided that the terms and conditions of such prohibition are not materially less favorable to the Lenders than those under or pursuant to the agreement or indenture being replaced or the agreement or indenture evidencing the Indebtedness refinanced, and (F) customary non-assignment provisions entered into in the ordinary course of business.

     6.5. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

     (a)  Cash Equivalents;

     (b)  Investments owned as of the Closing Date in any Subsidiary;

     (c) Investments (i) in accounts receivable arising and trade credit granted in the ordinary course of business and in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

     (d)  intercompany loans to the extent permitted under Section 6.1(b);

     (e)  Consolidated Capital Expenditures permitted by Section 6.6;

     (f) loans to employees of Holdings and its Subsidiaries in an aggregate principal amount not to exceed $1,000,000 in the aggregate;

     (g)  Investments made in connection with Permitted Acquisitions;

     (h)  Investments owned as of the Closing Date and described in
Schedule 6.5;

     (i) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

     (j) loans or advances to actual or potential customers or suppliers of Holdings or any of its Subsidiaries that are made in connection with the purchase of goods and services from Holdings or any of its Subsidiaries in the ordinary course of business and consistent with practices in the industry of Holdings;

      (k) obligations owed by third parties which were acquired in connection with a sale of assets sold by Holdings or any of its Subsidiaries permitted by
Section 6.7; provided such obligations in the form of promissory notes or
             --------
similar obligations shall not exceed 25% of the aggregate consideration received by Holdings or any of its Subsidiaries in connection with any such sale of assets;

     (l) Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person otherwise permitted under this Agreement pursuant to the reorganization, bankruptcy or liquidation of such Person or a good faith settlement of debts with such Person;

     (m)  any Investment not permitted by the foregoing clauses of this Section
6.5 by a Credit Party in a Person in which the Credit Parties own, or immediately after giving effect to such Investment will own, more than 20% of such Person's outstanding voting stock (but which Person is not, and will not be, after giving effect to such investment, a Subsidiary) in an aggregate principal amount at any one time not to exceed $3,000,000; and

     (n) other Investments in an aggregate amount not to exceed at any time $250,000.

     6.6. Financial Covenants.

     (a) Minimum Quarterly Revenue.  Holdings shall not permit gross revenues of
         -------------------------
Holdings and its Subsidiaries determined for any Fiscal Quarter on a consolidated basis in accordance with GAAP to be less than the correlative amount indicated below for such Fiscal Quarter:

                Fiscal Quarter Ending    Minimum Gross Revenues
                -----------------------------------------------
                6/30/99                             $33,000,000
                -----------------------------------------------
                9/30/99                             $43,000,000
                -----------------------------------------------
                12/31/99                            $57,000,000
                -----------------------------------------------
                3/31/00                             $66,000,000
                -----------------------------------------------
                6/30/00                             $75,000,000
                -----------------------------------------------
                9/30/00                             $85,000,000
                -----------------------------------------------
                12/31/00                            $99,000,000
                -----------------------------------------------

     (b) EBITDA.
         -------

                (i) As of the last day of each Fiscal Quarter listed below, Holdings and its Subsidiaries shall not permit the ratio of (y) Consolidated Adjusted EBITDA losses to (z) gross revenues determined on a consolidated basis for Holdings and its Subsidiaries and in accordance with GAAP for such Fiscal Quarter to exceed the correlative amount indicated:

                Fiscal Quarter Ending    EBITDA Losses/
                                          Gross Revenue
                ---------------------------------------
                6/30/99                            41.0%
                ---------------------------------------
                9/30/99                            28.0%
                ---------------------------------------
                12/31/99                           18.0%
                ---------------------------------------
                3/31/00                            12.0%
                ---------------------------------------
                6/30/00                             7.5%
                ---------------------------------------
                9/30/00                             5.0%
                ---------------------------------------

                (ii) As of the last day of the Fiscal Quarter listed below, Holdings and its Subsidiaries shall not permit the ratio (y) Consolidated Adjusted EBITDA to (z) gross revenues determined on a consolidated basis and in accordance with GAAP for Holdings and its Subsidiaries for such Fiscal Quarter to be less than the correlative amount indicated:

                ---------------------------------------
                Fiscal Quarter Ending        EBITDA/
                                         Gross Revenues
                ---------------------------------------
                    12/31/00                  2.5%
                ---------------------------------------

     (c)  Senior Debt Ratio.
          -----------------

               (i) As of the last day of each Fiscal Quarter listed below, Holdings and its Subsidiaries shall not permit the Senior Ratio A for such Fiscal Quarter to be greater than the correlative amount indicated:

                --------------------------------
                Fiscal Quarter     Senior Debt/
                   Ending         Capitalization
                --------------------------------
                   6/30/99             15.0%
                --------------------------------
                   9/30/99             20.0%
                --------------------------------
                   12/31/99            22.5%
                --------------------------------
                   3/31/00             25.0%
                --------------------------------
                   6/30/00             27.0%
                --------------------------------
                   9/30/00             28.5%
                --------------------------------
                   12/31/00            30.0%
                --------------------------------


               (ii) As of the last day of the Fiscal Quarter listed below, Holdings and its Subsidiaries shall not permit the Senior Ratio B for such Fiscal Quarter to be greater than the correlative amount indicated:

                -------------------------------------
                 Fiscal Quarter Ending      Senior
                                            Debt/
                                           EBITDA
                -------------------------------------
                   3/31/01                 5.0:1.0
                -------------------------------------
                6/30/01                    4.0:1.0
                -------------------------------------
                9/30/01                    4.0:1.0
                -------------------------------------
                12/31/01                   3.0:1.0
                -------------------------------------
                3/31/02                    3.0:1.0
                -------------------------------------


     (d)       Maximum Consolidated Capital Expenditures. Holdings shall not,
               -----------------------------------------
and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures in any Fiscal Quarter in an aggregate amount for Holdings and its Subsidiaries in excess of $2,000,000 during such Fiscal Quarter provided, such amount for any Fiscal Quarter shall be increased by an amount equal to the excess, if any, of such amount for the previous Fiscal Quarter (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Quarter; provided further that, after consummation of an IPO, Holding and its Subsidiaries may make additional Consolidated Capital Expenditures not in excess of $15,000,000 in the aggregate.

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     (e)   Qualifying Receivables Ratio. Holdings shall not permit the
           ----------------------------
Qualifying Receivables Ratio to be less than 1.20:1.00 at any time.

     6.7. Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit, any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, equipment and other property in the ordinary course of business) the business, property or fixed assets of, or equity securities or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

     (a) any Subsidiary of either Borrower may be merged with or into such Borrower or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to either Borrower or any Guarantor Subsidiary; provided, in the case of such a merger, the applicable Borrower or such Guarantor Subsidiary shall be the continuing or surviving Person;

     (b)   Investments made in accordance with Section 6.5.

     (c)   sales of assets which do not constitute Asset Sales;

     (d) leases or subleases to other Persons of assets by either Borrower or any of it Subsidiaries in the ordinary course of business;

     (e) licenses to other Persons of Intellectual Property by either Borrower or any of its Subsidiaries in the ordinary course of business;

     (f) Asset Sales, the proceeds of which constitute less than $10,000,000 in the aggregate in any Fiscal Year; and

     (g)   Permitted Acquisitions.

     6.8. Disposal of Subsidiary Interests. Except as required under the Collateral Documents and except for any sale of 100% of the equity Securities of any of its Subsidiaries in compliance with the provisions of Section 6.7, no Credit Party shall or (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any equity Securities of any of its Subsidiaries (including such Subsidiary), except to another Credit Party (subject to the restrictions on such disposition otherwise imposed herein under), or to qualify directors if required by applicable law.

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     6.9.  Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Holdings and any Guarantor Subsidiary or between any of the Guarantors and any of the Borrowers; (b) reasonable and customary fees and indemnifications paid to members of the Boards of Directors of Holdings and its Subsidiaries; or (c) officer and other employee of Holdings and its Subsidiaries compensation and other customary arrangements entered into in the ordinary course of business (d) transactions pursuant to agreements and arrangements existing on the date hereof described in Schedule 6.9, (e) Restricted Junior Payments paid by a Borrower or Holdings pursuant to Section 6.4 and (f) loans or advances to officers or employees of any Credit Party for moving, entertainment and travel expenses, drawing accounts and similar expenditures made in the ordinary course of business.

     6.10. Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (a) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses and (b) such other lines of business as may be consented to by Requisite Lenders. Holdings shall own and control, directly or indirectly, 100% of the capital stock of each of its Subsidiaries.

     6.11. Amendments or Waivers of Related Agreements. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Related Agreement, or make any payment not required to be made under the terms of any Related Agreement, if the effect of such amendment or payment results in, or could reasonably be expected to result in, a Material Adverse Effect.

     6.12. Fiscal Year. No Credit Party shall, nor shall it permit any of its subsidiaries to change its Fiscal Year-end from December 31.


 SECTION 7.  GUARANTY

     7.1. Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)).

     7.2. Contribution by Guarantors. Each Guarantor (other than Holdings) desires to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution

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is made on any date by a Guarantor (other than Holdings) under this Guaranty (a
"Funding Guarantor") that exceeds its Fair Share as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Fair Share Contribution Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law; provided, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this
Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Subsidiary Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

     7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of either Borrower to pay any of the Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Obligations then due as aforesaid, accrued and unpaid interest on such Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to either Borrower, would have accrued on such Obligations, whether or not a claim is

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allowed against either Borrower for such interest in the related bankruptcy proceeding) and all other Obligations then owed to Beneficiaries as aforesaid.

     7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

     (a) this Guaranty is a guaranty of payment when due and not of collectibility;

     (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between either Borrower and any Beneficiary with respect to the existence of such Event of Default;

     (c) the obligations of each Guarantor hereunder are independent of the obligations of either Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of either Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against either Borrower or any of such other guarantors and whether or not either Borrower is joined in any such action or actions;

     (d) payment by any Guarantor of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Obligations;

     (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Obligations and take and hold security for the payment hereof or the Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guaranties of the Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its

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

discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against either Borrower or any security for the Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

     (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Obligations, except to the extent such security also serves as collateral for indebtedness other than the Obligations) to the payment of indebtedness other than the Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of either Borrower or any of its Subsidiaries and to any corresponding restructuring of the Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations; (vii) any defenses, set-offs or counterclaims which either Borrower may allege or assert against any Beneficiary in respect of the Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations.

     7.5. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against either
Borrower, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii) proceed against or exhaust any security held from either Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of
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either Borrower or any other Person, or (1) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of either Borrower including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of either Borrower from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to either Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

     7.6. Guarantors' Rights of Subrogation, Contribution, Etc. Until the Obligations shall have been indefeasibly paid in full and the Loan Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against either Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against either Borrower with respect to its Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against either Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Obligations shall have been indefeasibly paid in full and the Loan Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against either Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against either Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security,

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and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Obligations shall not have been paid in full, such amount shall be held in trust for thereby on behalf of Beneficiaries and shall forthwith be paid over thereto for the benefit of Beneficiaries to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms hereof.

     7.7. Subordination of Other Obligations. Any Indebtedness of either Borrower or any Guarantor now or hereafter held by any Guarantor (the "Obligee Guarantor") is hereby subordinated in right of payment to the Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

     7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Obligations shall have been paid in full and the Loan Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Obligations.

     7.9. Authority of Guarantors or either Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or either Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     7.10. Financial Condition of either Borrower. Any Credit Extension may be granted to either Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of either Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of either Borrower. Each Guarantor has adequate means to obtain information from either Borrower on a continuing basis concerning the financial condition of either Borrower and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of either Borrower and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of either Borrower now known or hereafter known by any Beneficiary.

     7.11. Bankruptcy, Etc. (a) The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of either Borrower or by any defense which either Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

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

     (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantors and Beneficiaries that the Obligations which are guarantied by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve either Borrower of any portion of such Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

     (c) In the event that all or any portion of the Obligations are paid by either Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes hereunder.

     7.12. Notice of Events. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give Administrative Agent written notice of any condition or event which has resulted in (i) a material adverse change in the financial condition of any Guarantor or either Borrower or (ii) a breach of or noncompliance with any term, condition or covenant contained herein, any other Credit Document, any Hedge Agreement or any other document delivered pursuant hereto or thereto.

     7.13. Discharge of Guaranty Upon Sale of Guarantor. If all of the equity Securities of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided, as a condition precedent to such discharge and release, Administrative Agent shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for compliance with Section 2.10.


 SECTION 8.  EVENTS OF DEFAULT

     8.1. Events of Default. If any one or more of the following conditions or events shall occur:

     (a) failure by either Borrower to pay (i) when due any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise (other than an inadvertent failure outside of such Borrower's control that can be and is fully remedied within twenty-four hours of the occurrence thereof); or (ii)

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any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

     (b) (i) failure of any Credit Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $1,000,000 or more or with an aggregate principal amount of $2,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be.

     (c) failure of any Credit Party to perform or comply with any term or condition contained in Section 2.3, 5.2 (as to existence) or Section 6 hereof; or

     (d) any representation, warranty, certification made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by Holdings or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as the date made or deemed made; or

     (e) any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such default or (ii) receipt by either Borrower of notice from Administrative Agent or any Lender of such default; or

     (f) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries (other an Immaterial Subsidiary) an in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries (other an Immaterial Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries (other an Immaterial

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Subsidiary), and any such event described in this clause (ii) shall continue for sixty (60) days unless dismissed, bonded or discharged; or

     (g) (i) Holdings or any of its Subsidiaries (other an Immaterial Subsidiary) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries (other an Immaterial Subsidiary) shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries (other an immaterial Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Holdings or any of its Subsidiaries (other an Immaterial Subsidiary) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

     (h) any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $500,000 or (ii) in the aggregate at any time an amount in excess of $1,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

     (i) any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of Holdings or that Subsidiary (other than an Immaterial Subsidiary) and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

     (j) there shall occur one or more ERISA Events with respect to Pension Plans which individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $500,000 during the term hereof; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $1,000,000; or

     (k)   a Change of Control shall occur; or

     (l) at any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a

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valid and perfected Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or

     (m) Holdings shall (i) engage in any business other than entering into and performing its obligations under and in accordance with the Credit Documents and Related Agreements to which it is a party and the incurrence of indebtedness permitted to be incurred by Holdings hereunder or (ii) own any assets other than
(1) the capital stock of each Borrower and (2) Cash and Cash Equivalents in an amount not in excess of that necessary for the payment of general operating expenses of Holdings; provided that no circumstance or event that would
                      --------
otherwise give rise to an Event of Default under this subdivision (m) shall be deemed to exist so long as a Borrower or Holdings shall have made arrangements, reasonably satisfactory to Administrative Agent, to cash collateralize the Obligations;

THEN, (A) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (B) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Holdings or either Borrower by Administrative Agent, the Loan Commitments shall immediately terminate and the unpaid principal amount of and accrued interest on the Loans and all other Obligations each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party.


SECTION 9.  ADMINISTRATIVE AGENTS

     9.1. Appointment of Administrative Agent. GSCP is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Administrative Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Administrative Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, all the respective obligations of GSCP, in its capacity as Lead Arranger, shall terminate.

     9.2. Powers and Duties. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably

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incidental thereto.  Administrative Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

     9.3. General Immunity. (a) The Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of either Borrower to Administrative Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

     (b) Neither Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Credit Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing,
(i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

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     9.4.  Administrative Agent Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from either Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

     9.5. Lenders' Representations and Warranties. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

     9.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by either Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out hereof or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify Administrative Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify Administrative Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

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     9.7.  Successor Administrative Agent.  Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and each Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to each Borrower and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to each Borrower, to appoint a successor Administrative Agent. Alternatively, if Administrative Agent sells, assigns or transfers all or any part of its Loans pursuant to Section 10.6 hereof, Administrative Agent may appoint the subsequent holder, assignee or transferee of such loans as Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

     9.8. Collateral Documents and Guaranties. (a) Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Document. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or
(ii) release any Guarantor from the Guaranty pursuant to Section 7.13 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

     (b) Anything contained in any of the Credit Documents to the contrary notwithstanding, each Borrower, Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms hereof, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

     (c) It is the purpose hereof and the other Credit Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case

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

of litigation hereunder or any of the other Credit Documents, and in particular in case of the enforcement of any of the Credit Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Credit Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (a "Supplemental Collateral Agent"). In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended hereby or any of the other Credit Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Credit Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of Sections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require. Should any instrument in writing from either Borrower or any other Credit Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, each Borrower shall, or shall cause such Credit Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.


 SECTION 10.  MISCELLANEOUS

     10.1. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party or Administrative Agent shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Schedule B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail, certified or registered with postage prepaid and properly addressed.

     10.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to pay (subject to any separate agreement in writing entered into by Borrower, Holdings, and GSCP prior for the Closing Date) promptly (a) all the actual and reasonable

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

costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Borrowers and the other Credit Parties (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrowers' and each other Credit Party's performance of and compliance with all agreements and conditions on its part to be performed or complied with hereunder and the other Credit Documents including with respect to confirming compliance with environmental, insurance and solvency requirements;
(c) the reasonable fees, expenses and disbursements of counsel to Administrative Agent (in each case including without duplication allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by either Borrower; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers and for any audit or report provided for hereunder with respect to Accounts or Inventory; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; and (g) after the occurrence or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

     10.3.  Indemnity. In addition to the payment of expenses pursuant to
Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, Administrative Agent and Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of each Agent and each Lender (each, an "Indemnitee"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this
Section 10.3 may be unenforceable in whole or in part because they violate any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

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     10.4.  Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and the other Credit Documents, including all claims of any nature or description arising out of or connected herewith or any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all Deposit Accounts maintained with Administrative Agent or such Lender as security for the Obligations.

     10.5. Amendments and Waivers. (a) Subject to Section 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

     (b) Without the written consent of each Lender that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

           (i)   extend the scheduled final maturity of any Loan or Note;

           (ii) waive, reduce or postpone any scheduled principal repayment (but not prepayment);

           (iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to
     Section 2.6) or any fee payable hereunder;

           (iv)  extend the time for payment of any such interest or fees;

           (v)   reduce the principal amount of any Loan;

           (vi)  amend, modify, terminate or waive any provision of this
     Section 10.5(b);

           (vii) amend the definition of "Requisite Lenders" or "Pro Rata Share" provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "Requisite Lenders" and "Pro Rata Share" on

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     substantially the same basis as the Loan Commitments and the Loans are included on the Closing Date;

          (viii) release or otherwise subordinate all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

          (ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document (except pursuant to transactions permitted under Section 6.7(a)).

     (c) No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

          (i) increase any Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Loan Commitment of any Lender; or

          (ii) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

     (d) Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

     (e) Notwithstanding the foregoing provisions of this Section 10.5, the parties hereto agree that, in the event the Borrowers incur Purchase Money Indebtedness under a flooring agreement facility from Deutsche Financial Services Corporation ("Deutsche") under terms substantially similar to those previously described to the Administrative Agent, Administrative Agent shall enter into such amendments to the Pledge and Security Agreement and related UCC financing statements as may be in form and substance reasonably acceptable to Administrative Agent for the purpose of (y) granting to Deutsche a first priority Lien on the inventory included in the Collateral of the Credit Parties and providing for a second priority Lien on such inventory in favor of the Administrative Agent for the benefit of the Lenders and (z) granting to Deutsche a second priority security interest in the Accounts of the Credit Parties to secure up to $5,000,000 of Indebtedness owed by the Borrowers to Deutsche (which in any event shall not provide for rights of a second priority lien holder with respect to the Collateral other than to receive proceeds therefrom after payment in full of the obligations secured by the first priority liens).

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

     10.6. Successors and Assigns; Participations. (a) This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Except pursuant to transaction permitted by Section 6.7(a), no Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

     (b) Borrowers, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Loan Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Loan Commitment or Loan shall be effective unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to Administrative Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Loan Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Loan Commitments or Loans.

     (c) Each Lender shall have the right at any time to sell, assign or transfer any Loan Commitment, any Loan or any other Obligation:

          (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Holdings and Administrative Agent; and

          (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee" upon the consent of each of Holdings and Administrative Agent (neither of which shall be unreasonably withheld or delayed or shall be required at any time an Event of Default shall have occurred and then be continuing); provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $2,000,000 (or such lesser amount as may be agreed to by Holdings and Administrative Agent or as shall constitute the aggregate amount of the Loan Commitments, Loans and other Obligations of the assigning Lender).

     (d) The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $500 in the case of assignments pursuant to
Section 10.6(c)(i), and $1,500 in the case of all other assignments, and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.20(c).

     (e) Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in
Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Holdings, Borrowers and shall maintain a copy of such Assignment Agreement.

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

     (f) Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the Loan Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Loan Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Loan Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Loan Commitments Loans or any interests therein shall at all times remain within its exclusive control).

     (g) Subject to the terms and conditions of this Section 10.6, as of the "Effective Date" specified in such Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto); (iii) the Loan Commitments shall be modified to reflect the Loan Commitment of such assignee and any remaining Loan Commitment of such assigning Lender, if any; and
(iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon the applicable Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Loan Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

     (h) Each Lender shall have the right at any time to sell one or more participations to any Person in all or any part of its Loan Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment modification or waiver described in Section 10.5(b) or 10.5(c) to the extent directly effect the Loan or Loan Commitment relating to the participation. All amounts payable by any Credit Party hereunder, including amounts payable to such Lender pursuant to Section 2.14 or 2.15, shall be determined as if such Lender had not sold such participation. Each Credit Party and each Lender hereby acknowledge and agree that, solely for purposes of Sections 2.12 and 10.4, (1) any participation will give rise to a direct obligation of each Credit Party to the participant and (2) the participant shall be considered to be a "Lender".

     (i) In addition to any other assignment permitted pursuant to this Section 10.6, (i) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such

Federal Reserve Bank, and (ii) with the consent of Holdings and Administrative Agent any Lender which is an investment fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to such trustee; provided, no Lender, as between Borrowers and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.14, 2.15, 10.2, 10.3 and
10.4 and the agreements of Lenders set forth in Sections 2.12 and 9.6 shall survive the payment of the Loans.

     10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents, any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     10.10. Marshalling; Payments Set Aide. Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

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

     10.11. Severability. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.12. Obligations Several; Independent Nature of Lenders' Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Loan Commitments of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

     10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES SUCH LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

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

     10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT HEREOF OR ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.17. Confidentiality. Each Lender shall hold all non-public information obtained pursuant to the requirements hereof which has been identified as confidential by Holdings or Borrowers in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Holdings and Borrowers that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations `therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in swap agreements (provided, such swap counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17) or disclosures required or requested by any governmental agency or representative thereof or by the National Association of Insurance Commissioners or pursuant to legal process; provided, unless specifically prohibited by applicable law or court order, each Lender shall notify Holdings and Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure

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

of such information; and provided further, in no event shall any Lender be obligated or required to return any materials furnished by Holdings or any of its Subsidiaries.

     10.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrowers shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrowers.

     10.19. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrowers and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

           [The remainder of this page is intentionally left blank.]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                              CONVERGENT COMMUNICATIONS, INC.


                              By:  /s/ JOHN R. EVANS
                                   -----------------------------------
                                   Name:  John R. Evans
                                   Title: CEO



                              CONVERGENT COMMUNICATIONS
                              SYSTEMS, INC.


                              By:  /s/ JOHN R. EVANS
                                   -----------------------------------
                                   Name:  John R. Evans
                                   Title: CEO



                              CONVERGENT CAPITAL CORPORATION


                              By:  /s/ JOHN R. EVANS
                                   -----------------------------------
                                   Name:  John R. Evans
                                   Title: CEO

                              GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              as Administrative Agent and a Lender


                              By:  /s/ Richard Katz
                                   --------------------------------
                                         Authorized Signatory







                                      S-2